SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    March 14, 2003

OPTIO SOFTWARE, INC.

Georgia	333-89181	58-1435435
(state of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Windward Fairways II, 3015 Windward Plaza, Alpharetta, Georgia 30005

(Address of principal office)

Registrant’s telephone number, including area code    (770) 576-3500

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

Information Required by Item 304(a)(2) of Regulation S-K:

The Company’s Board of Directors, upon the recommendation of the Audit Committee, has engaged BDO Seidman, LLP (“BDO”) as of March 14, 2003 as the Company’s independent public accountants for its fiscal year ending January 31, 2003. During the two most recent fiscal years and through the date of engagement, the Company has not consulted with BDO on items regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) with the Company’s former auditor or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 17, 2003	OPTIO SOFTWARE, INC. By: /S/ C. WAYNE CAPE C. Wayne Cape President and Chief Executive Officer